 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
_______________________________

FORM 8-K

 CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2014

EDGEWATER TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-20971	71-0788538
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

200 Harvard Mill Square Suite 210 Wakefield, Massachusetts 01880
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (781) 246-3343

________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))
[   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On June 4, 2014, Edgewater Technology, Inc. (the "Company" or "Edgewater") announced that it has reached a settlement with the former stockholders of Fullscope, Inc. ("Fullscope") regarding the reimbursement of certain escrow claims associated with the 2009 acquisition of Fullscope. A copy of the press release issued by the Company concerning the settlement of the escrow claims is filed herewith as Exhibit 99.1 and is incorporated herein by reference in its entirety.

Since fiscal 2010, Edgewater has incurred certain non-routine professional service-related expenses associated with the identification and investigation of embezzlement activities within Fullscope which occurred prior to its acquisition. A majority of the Company's embezzlement-related expenses were in connection with the settlement of sales and use tax liabilities that were created by the methods employed by a former employee of Fullscope to conceal the discovered fraudulent activity.

In April 2014, Edgewater completed the process of making initial payments to settle the identified pre-acquisition embezzlement-related sales and use tax liabilities. Edgewater does not anticipate that it will make any future payments associated with these liabilities; however, all periods covered by the sales and use tax filings are subject to review and audit by the respective state taxation authorities.

Prior to the settlement, existing escrow accounts established in connection with the Fullscope acquisition totaled approximately $4.6 million. As per the terms of the settlement agreement, Edgewater will receive approximately $1.9 million from the escrow accounts to fully satisfy the Company's existing escrow account claims; whereas, the former Fullscope stockholders will receive approximately $2.5 million from the escrow accounts, leaving a balance of $250,000 in the escrow accounts. This balance will remain in the escrow accounts for 12 months and will be utilized to cover any potential future sales and use tax exposure that may arise from subsequent state inquiry or audit. In the event there are no active inquires at the end of the 12-month period, the remaining balance will be distributed to the former Fullscope stockholders.

The $1.9 million will be recorded as a reduction to the Company's operating expenses during the period in which the settlement proceeds are received by the Company.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit
99.1	Edgewater Technology, Inc. Press Release dated June 4, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   June 4, 2014

EDGEWATER TECHNOLOGY, INC.

By: /s/ TIMOTHY R. OAKES
Name: Timothy R. Oakes
Title: Chief Financial Officer
(Principal Financial and Accounting Officer)